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                                                              EXHIBIT 10(xi)(b)

                                                             September 17, 1997


John M. Trani
Chairman and Chief Executive Officer
The Stanley Works
1000 Stanley Drive
New Britain, CT 06053

Dear John:

         You, along with 12 other Stanley executives, are covered under Stanley's Supplemental Executive Retirement Program ("SERP"). Generally, the SERP provides a benefit (in combination with Stanley's other pension plans) of 45% of average pay at age 60 after 20 years of service.

         Regrettably, there is a shortfall between this Stanley SERP benefit and the pension benefit you would have received from your former employer if,

          (a) on or after your 60th birthday, you had retired from your former employer, or

          (b) prior to your 60th birthday, your employment with your former employer had terminated at the request of your former employer.

         Stanley's Board wishes to make you whole with respect to such shortfall in pension benefit. Consequently Stanley agrees with you as follows:

          1.   If

               (a) your Stanley employment terminates prior to March 15,
                   2005(1) (other than as a result of death), and

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(1) Your 60th birthday.


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               (b) such termination is at the request of the Board (but is not for "cause"(2)) or is because of your illness or disability,

          then Stanley will(3) "top up" the SERP benefit so that, in combination with Stanley's other pension plans, you will receive a benefit not less than the product of

               (i) your Average Pay (as defined in the SERP(4)), times

               (ii) the number of 12-month periods (and fractions thereof) that have elapsed from October 1, 1978(5) to the later of your last day worked (and any following vacation period) and any period during which severance is paid, times

               (iii) 1.75%(6);

          such benefit to be paid until March 15, 2005. After March 15, 2005, Stanley will "top up" the SERP benefit so that, in combination with Stanley's other pension plans, you will receive a benefit not less than the product of 46.375%(7) times your Average Pay, reduced by $83,280(8).

     2. If your Stanley employment terminates on or after March 15, 2005 (other than as a

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   (2) Using the following definition of "cause" from your Employment
Agreement: "if (1) the Executive is convicted of a felony, including the entry of a guilty or nolo contendere plea, or (2) the Executive engages in conduct that constitutes willful gross neglect or willful gross misconduct in carrying out his duties, resulting, in ei ther case, in material harm to the Company, monetarily or otherwise, unless the Executive reasonably believed in good faith that such act or non-act was in (or not opposed to) the best interests of the Company."

   (3) Stanley may, at the discretion of the Board, "top up" the SERP as described, even if the conditions of this clause (b) are not met.


   (4) "Average pay will be one-third of the Participant's highest total pay (salary and management incentive) as measured for purposes of Stanley's pension plan (including the restoration of pension benefits by Stanley's excess benefit plan) for any consecutive 36-month period."

   (5) Your date of hire with your former employer.

   (6) The 12-month percentage multiplier used in your former employer's serp.

   (7) 1.75% times 26.5 (the number of 12-month periods that would have elapsed from October 1, 1978, your date of hire by your former employer, to March 15, 2005, your 60th birthday).

   (8) The pension benefit to be paid to you by your former employer commencing March 15, 2005.



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     result of death), then Stanley will "top up" the SERP benefit so that, in combination with Stanley's other pension plans, you will receive a benefit not less than the product of 46.375% times your Average Pay, reduced by $83,280.

                                        THE STANLEY WORKS


                                        /s/ Stillman B. Brown
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                                       Stillman B. Brown, Chairman
                                       Compensation and Organization Committee